CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2001, in Post Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-43258) and related Prospectus of SmartServ Online, Inc. for the registration of 841,224 shares of its common stock.



                                                           /s/ ERNST & YOUNG LLP

New York, New York
June 11, 2001